UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2026

Emmis Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42861	98-1886130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 E Las Olas Blvd, Suite 120

Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

(201) 282-6717

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	EMIS	The Nasdaq Stock Market LLC
Rights to receive 1/10 of one Class A ordinary share	EMISR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Seth Farbman from Board Committees

On September 25, 2026, Seth Farbman was removed from his positions on each of the Company’s audit committee (“Audit Committee”), compensation committee (“Compensation Committee”), and corporate governance committee (“Nominating and Corporate Governance Committee”). Mr. Farbman will continue to serve as a Class I director on the Company’s board of directors (the “Board”).

Appointment of New Director

On September 25, 2026, the Board appointed Kenneth C. Greenberg to serve as a Class II director of the Company. He was also appointed to serve as a member of the Audit Committee and Nominating and Corporate Governance Committee and as a member and Chairman of the Compensation Committee, effective immediately. Mr. Greenberg qualifies as an independent director under the applicable Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Mr. Greenberg, age 70, is a senior executive with more than 35 years of experience in hospitality, real estate, and financial services, with a focus on acquisitions, development, and operational transformation. Mr. Greenberg has served as the President and CEO of Greengold Consulting Corp and Dream It Realty since December of 1999, where he advises companies and investors on mergers and acquisitions, capital strategy, and business turnarounds. He has led the acquisition and repositioning of multiple resort and hospitality assets and played a key role in taking Cyberfast Systems Inc., public, contributing to significant shareholder value creation.

From June 2015 until March 2021, Mr. Greenberg served as Chief Executive Officer of US Hospitality Group, where he oversaw a multi-state portfolio of hotel and resort properties, directing acquisitions, development, and operations. He has also held senior leadership roles with Central Florida Investments / Westgate Resorts and IndyMac Bank (NYSE), where he managed multi-branch operations and drove substantial revenue growth. Mr. Greenberg brings expertise in capital allocation, M&A evaluation, operational oversight, and growth strategy, with particular depth in asset-intensive and consumer-facing businesses. His governance experience includes serving as a City Commissioner in Winter Springs, Florida, along with multiple leadership and board roles in civic and nonprofit organizations. He holds a Bachelor’s degree from the University of Florida and is a licensed Florida Real Estate Broker. We believe that Mr. Greenberg’s extensive executive experience in acquisitions, corporate governance, and multi-state operations, combined with his public company and fiduciary oversight background, makes him an ideal fit for our Board.

There are no arrangements or understandings between Mr. Greenberg and any other person pursuant to which Mr. Greenberg was selected as a director.

There are no transactions involving Mr. Greenberg that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, on September 25, 2026, Emmis Capital Sponsor LLC (the “Sponsor”) transferred 11,667 Class B ordinary shares of the Company to Mr. Greenberg. Such shares are subject to the same transfer restrictions applicable to the other Class B ordinary shares held by the Sponsor.

In connection with his appointment, the Company entered into its standard form of indemnification agreement with Mr. Greenberg, which provides for indemnification and advancement of expenses to the fullest extent permitted by law. The form of indemnification agreement was previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-288530).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.6	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-288530), filed with the SEC on July 3, 2025)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMMIS ACQUISITION CORP.

Date: September 28, 2026
	By:	/s/ Peter Goldstein
	Name:	Peter Goldstein
	Title:	Chief Executive Officer

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